                                                                   EXHIBIT 10.11


                                                   Portions of this Exhibit
                                                   have been omitted pursuant to
                                                   a request for confidential
                                                   treatment. The omitted
                                                   portions are marked ***** and
                                                   have been filed separately
                                                   with the Commission.



                                SUPPLY AGREEMENT


This Agreement is made the 21st day of January, 1997 between CELL THERAPEUTICS, INC., whose registered office is at 201 Elliott Avenue West, Suite 400, Seattle, Washington, 98119, USA ("Company"), and CHIREX, LTD., of Dudley, Cramlington, Northumberland, NE23 7QG, ENGLAND ("Supplier").

                                    RECITALS

WHEREAS, Company has developed a proprietary therapeutic agent, lisofylline, and will require certain quantities of the Compound and other intermediates used in manufacturing the Compound;

Company has developed a proprietary, commercial synthetic process for preparing the Compound and other intermediates;

Supplier has certain technical expertise in and physical facilities for commercial manufacturing of organic compounds;

Company desires that Supplier manufacture for Company, on an exclusive basis during the initial term of the contract, the Compound (and corresponding intermediates) in sufficient quantities to meet at least Company's needs for pilot and validation lots, and commercial product launch and market supplies for production years subsequent to New Drug Application ("NDA") approval; and

Supplier is willing to provide manufacturing services to Company for the Compound and intermediates.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties agree as follows:

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

1.       Definitions
         -----------

         COMPOUND is Company's proprietary compound, lisofylline, having a chemical name, *****

         CCA is the key intermediate *****, having a chemical name, *****.

cGMP are current Good Manufacturing Practices, specifically as defined in United States Code of Federal Regulations, Title 21, (S) 210 and 211, related FDA guidelines, and as interpreted by Company.

EFFECTIVE TERMINATION DATE is the date written notice of termination is provided to the other party.

EXPIRATION DATE is December 31, 2001, unless earlier terminated in accordance with the terms and conditions as set forth in Paragraph 3, Term and Termination.

INTELLECTUAL PROPERTY (IP) includes, but is not limited to, patentable inventions, trade secrets and know how.

OFFICIAL COPY is an exact duplicate, having an appropriate certifying mark (and signature), of original documents that are generated and held in Supplier's permanent files.

PROJECT PLAN FOR PILOT LOTS (PROJECT PLAN) will be independently agreed to by the parties. The Project Plan defines the detailed scope of work and is a comprehensive compilation of the technical specifications and compliance requirements that govern the manufacturing, testing, packaging and labeling of pilot lots of Compound and/or intermediates prepared by Supplier for Company.

VALIDATION LOT PLAN will be independently agreed to by the parties. The Validation Lot Plan defines the detailed scope of work and is a comprehensive compilation of the technical specifications and compliance requirements that govern the manufacturing, testing, packaging and labeling of validation lots of Compound and/or intermediates prepared by Supplier for Company.

COMMERCIAL OPERATION PLAN will be independently agreed to by the parties. The Commercial Operation Plan defines the detailed scope of work and is a comprehensive compilation of the technical specifications and compliance requirements that govern the manufacturing, testing, packaging and labeling of commercial lots of Compound and or intermediates prepared by Supplier for Company.

WORK-IN-PROGRESS is work commenced by Supplier for Company that Supplier has not yet completed, and may comprise, without limitation, engineering costs, raw materials, intermediate products, or manufacturing services for preparing Compound and/or intermediates.

2.   Agreement Scope
     ---------------

     a. Generally, Supplier will manufacture for Company and Company agrees to purchase the following quantities of the Compound and a key intermediate, CCA:

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

          i.   At least ***** (Project Plan);

          ii.  At least *****, using CCA prepared by Supplier (Project Plan);
               and

          iii. At least *****, using CCA produced by Supplier. The parties forecast that a target quantity of 5 manufacturing-scale lots is required to ensure production of 3 consecutively validated lots (Validation Lot Plan).

          More specifically, the Project and Validation Lot Plans set forth technical detail regarding: the synthetic process for manufacturing and isolating Compound, CCA and other relevant intermediates; operational requirements for pilot lots and validation lots; and Supplier's and Company's activities and responsibilities in connection with Supplier's manufacture of pilot and validated lots of Compound and CCA. Both parties shall independently agree to and execute the Project and Validation Lot Plans.

     b. In addition to preparing the above pilot and validation lots of Compound and CCA, Supplier will manufacture and supply commercial quantities of Compound and CCA. The Commercial Operation Plan sets forth technical detail regarding: the synthetic process for manufacturing and isolating Compound, CCA and other relevant intermediates in commercial scale lots; operational requirements for manufacturing commercial material; and Supplier's and Company's activities and responsibilities in connection with Supplier's manufacture of commercial quantities of Compound and CCA for Company.

     c. At present, Supplier and Company have not established specific, commercial production quantities, but the following table provides current estimated commercial quantities through the 2001 production year (1998-2001), subject to modification in accordance with the procedures set forth in Paragraph 11, Commercial Forecasting. Paragraph 11 also specifically establishes a mechanism by which Company and Supplier will prepare and revise annual forecasts for commercial supplies of Compound. Subject to the provisions herein, Company and Supplier agree that Supplier will manufacture the Compound (and corresponding intermediates) for Company on an exclusive basis through the 2000 production year.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

YEAR                  1998      1999       2000       2001
---------------------------------------------------------------
ESTIMATED QUANTITY    *****     *****      *****      *****
---------------------------------------------------------------

3.   Term and Termination
     --------------------

     This Agreement shall commence upon complete execution by both parties, and unless terminated sooner in accordance with the terms and conditions set forth below, shall remain in full force and effect until the Expiration date. Thereafter, Company may renew this Agreement for successive one (1) year periods. Company shall provide written notice to Supplier of Company's intent to renew no more than twelve (12) months and no less than six (6) months prior to the Expiration date. Within thirty (30) days of Company's written notice to Supplier, Supplier will provide written notice to Company that it agrees to Company's renewal period.

     Either party may terminate this Agreement, upon twelve (12) months written notice to the other party; provided however that Supplier may not terminate this Agreement prior to supplying Company's commercial requirements for Compound through December 31, 2000.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Upon termination, where practical and without compromising the integrity or quality of the Work-in-Progress, Supplier will not create additional Work-in-Progress and will use its best efforts to minimize expense to Company in bringing the Work-in-Progress to a logical conclusion, as mutually agreed upon by Supplier and Company. Company agrees to purchase and Supplier agrees to sell, *****, available quantities of Compound and/or intermediates held in storage by Supplier on the Effective Termination Date.

     Company will remain liable for costs of services rendered through the Effective Termination Date and costs for services required to complete Work-in-Progress.

4.   Manufacturing Standards
     -----------------------

     Supplier will perform all work hereunder for Company in accordance with strict application of current laboratory research and manufacturing standards, as reflected by standards contained in the Project, Validation Lot and Commercial Operation Plans. Supplier will strictly comply with all current United States governmental regulatory requirements and policies concerning cGMP (as interpreted by Company) for all phases of production (pilot, validation and commercial lots).

5.   Material Warranty
     -----------------

     Supplier warrants that it will exercise extreme care and high standards to achieve the desired results in accordance with standards and procedures agreeable to and accepted by the parties. In the event the material is non-conforming and the Material Review Board determines that the Supplier is responsible for the non-conformance in accordance with the provisions of Paragraph 6.d, Material Non-Conformance, Supplier and Company shall mutually agree to one (or a combination of) the following remedies: a) Supplier replacing non-conforming material with conforming material at no additional cost to Company; b) Supplier remediating unacceptable performance at no additional expense to Company; or c) Supplier refunding or crediting to Company any fees paid or payable by Company in connection with Supplier's unacceptable performance.

     In the event material is non-conforming and the Material Review Board determines that the Company is responsible for the non-conformance in accordance with the provisions of Paragraph 6d, Material Non-Conformance, the Company shall make payment to the Supplier of all fees due to the Supplier under this Agreement in respect of such non-conforming material.

     Should United States regulatory requirements change during the course of Supplier's performance of manufacturing services hereunder, Supplier will make every reasonable effort to meet the new requirements. In the event that modified regulatory requirements necessitate revisions in the manufacturing process, Supplier will submit to Company a revised technical proposal and cost estimate, for which, if necessary, the parties will further negotiate and to which the parties will mutually agree.

6.   Documentation, Specifications, Release and Delivery
     ---------------------------------------------------

     a.   Manufacturing Documentation
          ---------------------------

          Prior to or in conjunction with delivery of any material manufactured for Company, Supplier will provide Official Copies of at least the following documentation to Company:

          i. A complete copy of all relevant and completed Batch Production Records for each manufacturing run of Compound, and all intermediates;

          which is set forth in documentation establishing the analytical methods contained in the Project, Validation Lot or Commercial Operation Plans (by inclusion or reference therein).

          If Supplier intends to utilize a third party to conduct a portion or all of the analytical testing, Company shall have an opportunity to evaluate and approve the third party prior to the third party commencing work in support of Supplier's performance hereunder. In any event, Company reserves the right to repeat a portion of or all tests conducted by Supplier prior to Company's release of material to confirm that the material meets established specifications.

     d.   Material non-conformance
          ------------------------

          In the event that Company cannot release the material in accordance with the foregoing procedures or if the material is released and Company, Supplier or a third party later discovers that the material is not in compliance with material specifications, the material shall be non-conforming.

          Company and Supplier will establish a Material Review Board (MRB) composed of members of Company's Compliance and Manufacturing Operations Units, and Supplier's Quality Assurance and Manufacturing Departments to investigate and assess the circumstances of the non-conformance. Based on the MRB's evaluation and assessment, the MRB will establish a cause for the non-conformance. Company and Supplier will ascertain responsibility for the cause of the non-conformance, and the responsible party(ies) shall bear the financial obligation for the non-conformance, and Company and Supplier have rights and obligations as set forth in Paragraph 5, Material Warranty.

          In the event that the MRB is unable to resolve discrepancies among test results relied upon by Company for release of material manufactured by Supplier, Company and Supplier agree to submit the material to a mutually-agreed third party to verify disputed test results of Company or Supplier, using validated analytical methods previously utilized by both Company and Supplier. Company and Supplier agree to share equally in the cost of obtaining such verified results. Based on an analysis of these results, Company will either purchase material or have the option of enforcing its rights as defined in Paragraph 5 Material Warranty.

     e.   Shipping
          --------

          Company will notify Supplier of intended shipments for material released by Company. Except as provided herein with respect to non-conforming product, title and risk of loss as to all materials shipped shall pass upon transfer by Supplier to such carrier at the manufacturing facility. Company will establish all shipment, packaging, labeling and storage requirements, with which Supplier will comply. The Project, Validation Lot or Commercial Plans will include these specific requirements. Supplier will ship Compound, CCA or other intermediates or material to a location specified in writing by Company. Company shall be responsible for paying all shipping costs, tariffs and duties assessed and due. Supplier will provide storage for packaged material, without charge, until Company provides shipping instructions to Supplier. Company will provide shipping instructions to Supplier for finished lots of Compound not more than ninety (90) days from the date Company releases finished lots of Compound. Supplier will maintain adequate business insurance to cover material replacement in the event of material loss during Supplier's manufacture or material storage up to a maximum of $750,000.

7.   Independent Contractor and Third Party Subcontractors
     -----------------------------------------------------

     Supplier is an independent contractor, not an employee or agent of Company, and will be solely responsible for maintaining its labor force and operations. Company and Supplier do not intend to create any partnership, joint venture, employment or agency relationship pursuant to this Agreement. Except upon the prior written consent of Company, Supplier shall have no right to bind Company by contract, or otherwise to transact any business in Company's name or on Company's behalf, in any manner or form, or to make any promises or representations on its behalf. Supplier will not represent to anyone that it is an agent of Company or otherwise authorized to bind or commit Company in any way.

     Supplier shall remain directly responsible for Supplier's performance hereunder, even though Supplier may utilize third party contractors that it deems have the requisite expertise and skill to meet Supplier's performance obligations under this Agreement. Should Supplier utilize third party personnel other than those to whom Company has agreed, Supplier will provide Company with an opportunity to review and confirm Supplier's selection. Should Company object to Supplier's candidate, Company and Supplier will negotiate to identify other, more suitable personnel.

8.   Document Retention, Facility Access and Notice to Company
     ---------------------------------------------------------

     a.   Document Retention
          ------------------

          Supplier agrees to assist Company in its submission and maintenance post approval of the New Drug Application (NDA) for Compound and will compile, organize and retain all information necessary to support Company's regulatory requirements for Compound, and will provide Official Copies of relevant documentation within a mutually agreed period. Supplier will maintain a current Type I Facility Drug Master File and will provide to Company a Letter of Authorization to cross-reference the Drug Master File. All cGMP-related documentation and data (relating to Compound, CCA and other intermediates, including, without limitation, material samples, slides, records, and other documents and/or materials generated by Supplier on Company's behalf) shall be retained by Supplier unless otherwise indicated by the Company. Company shall notify Supplier in writing as to the disposition of any such documentation, data and information retained by Supplier prior to such action. All documentation or material furnished to Supplier by Company and used in connection with Supplier's performance under this Agreement, will be returned to Company upon the first to occur of: 1) completion of any specific project; or 2) termination of this Agreement, except for one (1) archival copy and required material samples which must be retained at least 5 years past approval of the NDA.

     b.   Facility Access
          ---------------

          Upon giving prior written notice to Supplier, Company or its authorized designees shall have the right to inspect Supplier's facilities and documentation at normal business hours to ensure compliance with this Agreement, including applicable regulatory requirements. Company may review or request copies of regulatory or cGMP data at any time.

          Supplier will not unreasonably withhold access by Company to data, documentation, material, laboratories or facilities, wherever located, if such access is required for verification of Supplier's performance hereunder or in connection with government regulatory agency requests.

     c.   Notice to Company
          -----------------

          Supplier will immediately notify Company's Director of a duly authorized regulatory agency's (federal, state or municipal) communication, visit, investigation or inquiry of Supplier's process or facilities and relating to Company's Compound (Event), and Supplier's written confirmation thereof shall not be later than twenty-four (24) hours from Supplier's first knowledge of the Event. Supplier's notice shall provide Company's Director of Compliance with the following information:

          i.   The agency;

          ii.  Purpose of communication, visit, investigation or inquiry;

          iii. Name(s) of inspector(s) and credential number; and

          iv.  A copy of form(s) issued by inspector, if any.

               Communications to Supplier by the FDA regarding Supplier's Type I DMF will require notification of the Company's Director of Regulatory Affairs, both orally and in writing, within 24 hours of receipt of such communication.

               In addition, Supplier will handle Confidential and Proprietary Information in accordance with the provisions of Paragraph 13, Confidentiality. Supplier shall obtain Company's approval prior to Supplier providing to any third party copies of documentation which contain information related to Company.

               Company will assist Supplier in responding to the communication, visit, investigation or inquiry relating to Company's Compound.

               In addition to the foregoing, Supplier will notify Company's Director of Manufacturing Operations orally and in writing of any interruption in Supplier's manufacturing activities that relates to or affects Supplier's performance under this Agreement and could likely affect delivery schedules. Supplier's notice shall not be later than twenty- four (24) hours from Supplier's first knowledge of the manufacturing interruption.

9.   Licensing and Permitting
     ------------------------

     Supplier shall be responsible for applying for and obtaining all federal and local licenses and permits required in connection with its manufacture of Compound, CCA and other intermediates. In this regard, Company shall provide all reasonable assistance to Supplier. In addition, Supplier shall bear the cost of all license and permit fees.

10.  Production Results
     ------------------

     Each month, Supplier will provide to Company, particularly in connection with Supplier's manufacture of commercial quantities of Compound, Supplier's status and quantities of inventories of raw materials, intermediates and Compound. In addition, at the conclusion of production runs, as defined in the Project, Validation Lot and Commercial Operation Plans. Supplier will provide a final Campaign Report for the production runs, as requested by Company.

11.  Commercial Forecasting
     ----------------------

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Commencing in June 1997 and continuing ***** thereafter through the end of the Agreement term, Company and Supplier will meet to prepare commercial production and delivery forecasts. The parties intend that the ***** meetings will provide timely notice of potential conflicts in Company's needs for Compound and Supplier's scheduling and production vacancies or restrictions. Based on these discussions, Company and Supplier will agree to a "rolling" production and delivery schedule for each successive 12-month period.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     In June 1997, Company and Supplier will agree to an initial ***** forecast, which will commit both parties to production, delivery and payment obligations for the *****. Thereafter, at each quarterly meeting, Company and Supplier will commit to production, delivery and payment obligations for the ***** and establish a forecast for the *****. The commercial forecasting procedures discussed herein are subject to any provisions of Paragraph 3, Term and Termination.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Following each ***** meeting with Supplier, Company will issue a Purchase Order for Supplier's committed production and delivery, reflecting Supplier's and Company's current commitment. Product deliveries made thereafter will be applied against outstanding Purchase Orders, as specified by Company.

12.  Costs and Payments
     ------------------

     Generally, Company and Supplier agree to a fixed price for Supplier's manufacture of pilot plant and validation lots for both the Compound and the CCA intermediate. Commercial Compound prices will be based on a per-kilo, volume-adjusted manufacturing price, which take into account specific inflation, currency and yield adjustments (resulting from gained process efficiencies or technical advances in manufacturing). Supplier is liable for paying all necessary taxes, licensing fees and other assessments in connection with manufacturing material hereunder. All invoices will be billed in US dollars (USD $).

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Specifically, Company will be liable to Supplier for the *****


                                PILOT LOTS OF CCA

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

                                      *****

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

                                      *****

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Company and Supplier agree that ***** of the total payment--less ***** as discussed below--will be due to Supplier net ***** upon receipt of Supplier's invoice to Company. Supplier will invoice Company (in USD $) for the CCA intermediate and Compound produced during pilot plant or validation lot operations upon providing documentation to the Company as set forth in Paragraph 6a, Manufacturing Documentation. However, Company will reimburse Supplier for all ***** set forth above as they are incurred by Supplier. Reimbursement for ***** will be due net ***** upon receipt of Supplier's invoice.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Within ***** of Company's receipt of all completed production records (as specified in Paragraph 6.a, Manufacturing Documentation) Company will issue a Certificate of Analysis and product release document, provided that the corresponding documentation conforms with agreed specifications and standards as set forth in the Project Plan and Validation Lot Plan. Supplier will then invoice the Company for the remaining ***** balance which will be due net ***** upon receipt of Supplier's invoice. Company's payment of any outstanding dues will not serve to waive any rights it may have in law or as specifically stated herein, should delivered material not meet established standards.

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Price for manufacturing commercial Compound lots and payment schedules will be discussed upon commencement of the ***** forecasting meeting as discussed in Paragraph 11, Commercial Forecasting. Supplier and Company will agree to manufacturing rates by the end of the ***** for the upcoming calendar year and will revise manufacturing rates accordingly. Factors that affect manufacturing rates will include:

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

                                    *****

(The information below marked by ***** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.)

     Company may increase Supplier's production of Compound intermediates above levels required to meet Company's forecasted needs for Compound. If so requested, Supplier will manufacture designated intermediates and will store this material without charge for future conversion to Compound. In this event, Supplier may invoice Company, at a mutually agreed price, for manufacturing the additional requested inventory of intermediates. Unless otherwise stated, all invoices from Supplier will be due net ***** from Company's receipt of the invoice.

     The cost for any capital improvements that Supplier and Company deem necessary for the manufacture of material under the Commercial Operation Plan shall be an itemized cost in the cost structure for manufacturing during the initial term of Supplier's commercial production for the Company.

     The parties agree that in the event a dispute arises regarding the accuracy of Supplier's costs, Company may appoint an independent financial auditor, at Company's sole expense, to review Supplier's records at reasonable and convenient times to verify Supplier's calculations. Said independent financial auditor shall be permitted to verify and report to Company on the accuracy of Supplier's price. Based on the findings of this independent auditor, Company and Supplier will negotiate and agree to commercial manufacturing price adjustments.

13.  Confidentiality
     ---------------

     Supplier shall remain bound by the terms and conditions of the Confidential Disclosure Agreement between Company and Supplier, dated March 22, 1994, and amended April 25, 1996 (collectively, CDA), which is incorporated by reference in its entirety and attached hereto as Exhibit A. Company and Supplier agree that the Confidentiality Period set forth in the CDA shall be extended to run ten (10) years from the date of termination of this Agreement.

14.  Intellectual Property
     ---------------------

     IP created during performance under and specifically in connection with this Agreement which is conceived:

     i.   Solely by Company's personnel shall be owned by the Company (Company
          IP);

     ii.  Solely by Supplier's personnel shall be owned by Supplier (Supplier
          IP); and

     iii. Jointly by Company's and Supplier's personnel shall be jointly owned by Company and Supplier (Joint IP).

     Inventorship in IP that is created and developed during performance under this Agreement shall be determined by Company, in consultation with Supplier, according to United States patent law and the Washington State Uniform Trade Secrets Act.

     Patents covering Supplier IP shall be prepared, filed and prosecuted solely by counsel selected by Supplier and reviewed and approved by Company (which approval shall not be unreasonably withheld), but at Company's sole cost and expense. Supplier shall provide Company with copies of all such patent applications and relevant communications therefor, including, but not limited to, patent office correspondence. Prior to filing a patent application or filing or responding to any outstanding communication in the Supplier IP patent application, Supplier will make all reasonable effort to provide Company with thirty (30) days notice to review and provide comment.

     Patents for Company and Joint IP shall be prepared, filed and prosecuted solely by counsel selected by Company and at Company's sole cost and expense. In the case of Company IP, Company will timely notify Supplier that Company has filed a patent application covering Company IP.

     In the case of Joint IP, Company shall provide Supplier with copies of all such Joint IP patent applications and relevant communications, including, but not limited to, correspondence from or to counsel or a patent office. Prior to filing a patent application or filing or responding to any outstanding communication from counsel or a patent office in connection with a Joint IP patent application, Company will provide Supplier with thirty (30) days notice to review and provide comment.

15.  Intellectual Property Rights
     ----------------------------

     If during the course of performing work under this Agreement, Supplier or Joint IP is created and developed which is pertinent to the synthesis of Compound or an intermediate, Supplier will assign all its rights in Supplier or Joint IP to Company, but shall retain a non-exclusive, royalty-free license to use Supplier or Joint IP in applications which do not compete with the synthesis of Company's Compound or intermediates.

     The parties acknowledge that Supplier owns or may own (or may have license rights in) manufacturing technology (Supplier Technology) that may offer certain manufacturing advantages if utilized in Supplier's performance under this Agreement. In the event that Supplier and Company agree that incorporating such Supplier Technology into Company's process for manufacturing Compound, CCA and/or intermediates is prudent and warranted, Supplier will use reasonable efforts to obtain Company's ability to utilize Supplier Technology, on reasonable terms to be negotiated.

     Furthermore, should Company integrate Supplier Technology into Company's process for manufacturing Compound, CCA and/or intermediates and Company subsequently requires the manufacturing services of a third party, Company will obtain Supplier's authorization for a third party's use of the Supplier Technology, on reasonable terms to be negotiated.

16.  Publication and Promotion
     -------------------------

     Supplier may only publish details of the synthesis or manufacture of Compound, CCA or intermediates upon obtaining prior written permission of Company.

     The text of any press release or other communication to be published in the media concerning the subject matter of this Agreement, Compound or the parties' relationship shall require the approval of both Company and Supplier. Company shall have the right to request removal of confidential information and may require that publication be delayed up to a maximum of three (3) months from first notification of such publication to enable Company to protect its Intellectual Property rights.

     Supplier agrees not to use or imply Company's name for advertising, self-promotion purposes, raising capital, recommending investments, which, inter alia, implies endorsement by Company, and will only reference Company's name after obtaining Company's prior written permission.

17.  Indemnification
     ---------------

     a.   Supplier to Company
          -------------------

          Supplier shall indemnify, defend and hold harmless Company, its officers, directors, employees, and agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever arising out of: (i) any breach by Supplier of its obligations under this Agreement; (ii) a patent infringement claim relating to manufacturing technology provided by Supplier; or (iii) personal injury resulting from an adverse reaction of the Compound, which is due to Supplier's breach of Material Warranty, determined in accordance with the provisions of paragraph 6(d), provided that Company gives reasonable notice to Supplier of such claim, suit or action and such liability, obligation, loss, damage, penalty, action or judgment is not the result of Company's negligent act or omission or willful misconduct.

          Provided Supplier properly protects the interests of Company and Supplier and Company do not have conflicting defenses, Supplier shall have exclusive control of the defense of any such action and settlement or compromise negotiations, except that prior to accepting any settlement or compromise, Supplier will inform Company in writing of the terms of the anticipated settlement or compromise. Company will provide Supplier, at Supplier's expense with reasonable assistance in defending any claim, suit or action. Such assistance shall not be deemed a waiver of Company's indemnification rights hereunder.

     b.   Company to Supplier
          -------------------

          Company shall indemnify, defend and hold harmless Supplier, its officers, directors, employees, and agents against any liability, obligation, loss, damage, penalty, action, judgment, suit, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever arising out of: (i) any breach by Company of its obligations under this Agreement; (ii) a patent infringement claim relating to the Compound, intermediates and/or manufacturing technology provided by Company; or (iii) personal injury resulting from an adverse reaction of the Compound, which is not caused by Supplier's breach of Material Warranty, determined in accordance with the provisions of paragraph 6(d), provided that Supplier gives reasonable notice to Company of such claim, suit or action and such liability, obligation, loss, damage, penalty, action or judgment is not the result of Supplier's negligent act or omission or willful misconduct.

          Provided Company properly protects the interests of Supplier and Company and Supplier do not have conflicting defenses, Company shall have exclusive control of the defense of any such action and settlement or compromise negotiations, except that prior to accepting any settlement or compromise, Company will inform Supplier in writing of the terms of the anticipated settlement or compromise. Supplier will provide Company, at Company's expense with reasonable assistance in defending any claim, suit or action. Such assistance shall not be deemed a waiver of Supplier's indemnification rights hereunder.

18.  Notices
     -------

     All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, sent by secure facsimile or mailed prepaid to the persons named and addresses set forth below.

         If to Company:             Director of Manufacturing Operations
                                    Cell Therapeutics, Inc.
                                    201 Elliott Avenue West, Suite 400
                                    Seattle, Washington 98119
                                    Telephone No.:  (206) 282-7100
                                    Facsimile No.:   (206) 284-6206

         If to Supplier:            Chairman and CEO
                                    ChiRex Ltd.
                                    Dudley, Cramlington
                                    Northumberland, NE23 7QG
                                    ENGLAND
                                    Telephone No.:  0191 250 0471
                                    Facsimile No.:   0191 250 1154

19.  Applicable Law and Jurisdiction
     -------------------------------

     This Agreement shall be construed in accordance with, and its performance shall be governed by, the laws of the State of Washington, exclusive of choice of law provisions.

20.  Force Majeure
     -------------

     If Supplier cannot perform its obligations hereunder by reason of impediment such as Acts of God, war, rebellion, tumult, riot, civil commotion, insurrection, political disturbance, strike, lock-out, fire, flood, interruption of transportation, embargo, shortage of raw materials, instruction of the authorities or any other cause or event of similar nature affecting Supplier and over which Supplier has no control, Supplier shall have the right to postpone performance of such obligation for the duration of such impediment. Supplier shall immediately notify Company (no later than twenty-four (24) hours from Supplier's first knowledge of the impediment) and provide an anticipated duration of the impediment. In addition, Supplier shall subsequently notify Company as quickly as possible of its cessation.

     In the case of Force Majeure affecting Supplier, should Supplier not be able to resume performance hereunder within two (2) weeks of the occurrence of the impediment, Company shall be entitled to obtain Compound or other materials from an alternative supplier. Materials obtained from another source will accordingly reduce commercial forecasts. Company will remain liable to Supplier only for fees and expenses of material manufactured by Supplier satisfying all requirements of this Agreement and shipped to Company in accordance with the provision of Paragraph 6.e, Shipping through the occurrence of the impediment. Supplier shall cooperate and make all effort to assist Company in transferring technology for manufacturing of Compound to the other source for material.

21.  Amendments
     ----------

     Any amendments, changes, or revisions to this Agreement must be proposed in writing by either party, and accepted in writing by the other party before they shall become effective and binding.

22.  Assignment
     ----------

     This Agreement being for specialized manufacturing services, Supplier shall not assign, transfer or convey this Agreement or any moneys due or to become due hereunder without the prior written consent of Company; however, this Agreement shall enure to benefit Company, its assigns, subsidiaries or successors in business.

23.  Entire Agreement
     ----------------

     This Agreement (all Exhibits and documents attached hereto and referenced herein) represents the entire understanding and agreement between Company and Supplier. In the event that a conflict arises between this Agreement and printed terms and conditions on any subsequently prepared document concerning performance of the parties under this Agreement, the terms and conditions provided in this Agreement shall prevail, unless the document satisfies the requirements herein for amendments to this Agreement.

     IN WITNESS WHEREOF, the parties by their authorized representatives have set their hands on the day first above written.

CELL THERAPEUTICS, INC.                 CHIREX LTD.


By:  /s/ Maurice J. Schwarz              By:   /s/ Alan R. Clark
   ---------------------------------         ---------------------------------
     Maurice J. Schwarz                        Alan R. Clark

Title:    EVP, Product Development       Title:    Chairman CEO
          --------------------------            ------------------------------

Address:  201 Elliott Avenue West        Address:  Dudley, Cramlington
          --------------------------               ---------------------------
          Seattle, Washington  98119               Northumberland, NE237QG
          --------------------------               ---------------------------
          USA                                      ENGLAND
          --------------------------               ---------------------------



          The remaining portion of this page left intentionally blank.

                                                                       Exhibit A



SANOFI WINTHROP LIMITED

AND

CELL THERAPEUTICS INC

AND

STERLING ORGANICS



---------------------------------
CONFIDENTIAL DISCLOSURE AGREEMENT
---------------------------------



Sanofi Winthrop Limited
One Onslow Street
Guildford
Surrey GU1 4YS

Telephone         :0483 505515
Reference         :AWS/ERIB.SOA11054
Date              :11th May 1994

THIS AGREEMENT is made the 22 day of March 1994 BETWEEN SANOFI WINTHROP LIMITED whose principal office is situate at One Onslow Street, Guildford, Surrey GU1 4YS (hereinafter called "Sanofi Winthrop") of the one part and CELL THERAPEUTICS INC of 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA (hereinafter called "Cell") of the other part and STERLING ORGANICS, a division of Sterling Winthrop of 33 Riverside Avenue, Rensselaer, New York 12144, USA (hereinafter called "Sterling Organics").

WHEREAS:

Sanofi Winthrop, Cell and Sterling Organics wish to exchange information concerning various processing options for Compound CT-1501R (hereinafter called "the Options") enabling Cell to evaluate their interest in pursing the options (hereinafter called "the Evaluation")

Much of the information disclosed by Sanofi Winthrop, Cell and Sterling Organics will be of a confidential nature and by entering into this agreement the parties wish to ensure that such confidentiality is preserved.

NOW THEREFORE IT IS AGREED as follows:

1.    Confidential Information

      In this Agreement "Confidential Information" means any scientific, statistical, commercial or technical information, know-how or data relevant to the Options which may be disclosed or communicated hereunder by one party hereto to another either directly or indirectly and whether in writing, by drawings, samples or by any other means for the purpose of the Evaluation.

2.    Disclosure

      Promptly after the execution of this Agreement, Sanofi Winthrop, Cell and Sterling Organics shall disclose all such Confidential Information which the disclosure is free to disclose for the purpose only of enabling the Evaluation to take place.

3.    Undertaking

      In consideration of the disclosure of Confidential Information by each party to the other, Sanofi Winthrop, Cell and Sterling Organics hereby undertakes to keep secret and strictly confidential all such Confidential Information of the other party which shall not be disclosed to any third party nor used for purposes other than the said Evaluation without the disclosing party's express written consent to such disclosure or use.

4.    Limitation of Confidentiality

      The obligations of confidence and non-use herein and any implied by law shall continue for a period of ten (10) years from the date hereof notwithstanding the completion of the Evaluation but shall not apply to any part of the Confidential Information which:

      (a) it can be proved by evidence in writing was known to the recipient before its receipt from the discloser;

      (b) was available to the public before that date or was in the public domain;

      (c) becomes available to the public or to the public domain after that date otherwise than as a result of an act or default of the recipient;

      (d) is received by the recipient from a third party not bound to the disclosing party by any obligation of secrecy; or

      (e) is independently developed by the recipient after that date without using the Confidential Information.

5.    Employee's Obligations

      All parties shall ensure that any of their employees who receive the Confidential Information are both advised of the confidentiality and use terms of this Agreement and have, as part of their terms and conditions of employment, undertaken obligations of confidentiality to their employer concerning information received in the course of their employment.

6.    Return of Information

      Whether on termination of the Discussions for any reason whatsoever or at any time upon the request of any party, the other shall return forthwith to the party making the request all written or other documentary Confidential Information, by whomsoever prepared, together with all samples, models and the like in its possession embodying Confidential Information of the other.

7.    Governing Law

      This Agreement shall be governed in all respects by the laws of the State of Washington, USA.

IN WITNESS whereof the parties have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.

SIGNED BY                     ) /s/ J. Graham Thorpe
for and on behalf of          ) March 22, 1994
SANOFI WINTHROP LIMITED       )


SIGNED BY                     ) /s/ Jeffrey B. Oster
for and on behalf of          ) March 22, 1994
CELL THERAPEUTICS INC         )


SIGNED BY                     ) /s/ John G. Fallone
for and on behalf of          ) March 22, 1994
STERLING ORGANICS             )

                            [CHIREX LTD. LETTERHEAD]


JGT/ljc secrecy/c94008                                          20th March 1996


Cell Therapeutics Inc.
201 Elliott Avenue West
Seattle
Washington 98119
USA

          Notification of Name Change and Transfer of Responsibilities

Dear Sirs,

I refer to the agreement dated March 22nd, 1994 made between Sterling Organics Limited and Cell Therapeutics Inc. concerning various processing options for Compound CT-1501R ("the Agreement").

I am writing to advise you that Sterling Organics Ltd. has merged with SepraChem Inc. to form a new Public Company called ChiRex Inc.

The manufacturing and research and development facilities of the new company are based at Dudley and are encompassed by the new U.K. legal entity ChiRex Ltd. Accordingly the above agreement is transferred to ChiRex Ltd. who will continue to fulfill the terms and obligations of the agreement.

Yours faithfully,

/s/ J.G. Thorpe

J.G. THORPE
-----------
Business Development Director


Accepted and Acknowledged by    Dalton Weekley    (Name)
                            ----------------------
                            /s/ Dalton Weekley    (Signature)
                            ----------------------
                                April 25, 1996    (Date)
                            ----------------------